Exhibit 10.53
AMENDMENT NO. 1 TO
MANUFACTURE AND SUPPLY AGREEMENT
BETWEEN BIO-RAD LABORATORIES, INC.
AND
CIPHERGEN BIOSYSTEMS, INC.
This AMENDMENT NO. 1 (this “Amendment”), dated August 27, 2007 (the “Effective Date”), amends the Manufacture and Supply Agreement between BIO-RAD LABORATORIES, INC. (“BIO-RAD”) and CIPHERGEN BIOSYSTEMS, INC. (“CIPHERGEN”), dated November 13, 2006 (the “Agreement”). The parties hereby agree as follows:
1.	All terms used in this Amendment shall have the meaning given such terms in the Agreement unless otherwise defined herein.

2.	Wherever the name “CIPHERGEN BIOSYSTEMS, INC.” appears in the Agreement, the name “VERMILLION, INC.” shall be substituted therefor, and wherever the name “CIPHERGEN” appears in the Agreement, the name “VERMILLION” shall be substituted therefor.

3.	Section 1.9 of the Agreement is hereby modified to read as follows:
“1.9	“Manufacturing Information” shall mean the following information with respect to the PRODUCTS: (a) instrument prototypes, if available; (b) manufacturing drawings and specifications, including any applicable schematics; (c) manufacturing drawings and specifications covering any special tooling and the operation thereof; (d) manufacturing methods and procedures; (e) manufacturing records; (f) technical know-how; (g) a detailed list of all commercially available parts, components and software purchased or licensed on the open market, disclosing the part number, name and location of the supplier(s) and applicable software licenses; if any; (h) with respect to consumable items, a detailed list of all commercially available ingredients, specifications for making ingredients that are not commercially available and tools for producing such consumables; (i) repair specifications and test procedures for instruments and any component parts thereof including, without limitation, installation, operation and performance qualifications as available; (j) source code for any software licensed for use in conjunction with instruments; (k) patent applications and patents owned or licensed applicable to the manufacture of PRODUCTS; (l) software licenses; (m) quality control, testing and quality assurance procedures, (n) material safety data sheets; and (o) all protocols relating to PRODUCTS including, without limitation, protocols for the manufacture, operation and use of PRODUCTS.”
3.	Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives.

VERMILLION, INC.		BIO-RAD LABORATORIES, INC.

By:	/s/ William C. Sullivan	By:	/s/ Sanford S. Wadler
Name:	William C. Sullivan	Name:	Sanford S. Wadler
Its:	Vice President of Corporate Operations	Its:	Vice President & General Counsel
Date:	9/11/07	Date:	8/29/07

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